Exhibit 99.4

CONSENT OF PROPOSED DIRECTOR

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named in this Registration Statement on Form S-4 (the “Registration Statement”) of Citizens Financial Group, Inc., and any amendments thereto, as a person who will become a director on the Board of Directors of Citizens Financial Group, Inc. in connection with the merger of Citizens Financial Group, Inc. and Investors Bancorp, Inc., and consents to the filing of this consent as an exhibit to the Registration Statement.

September 16, 2021	/s/ Kevin Cummings
Kevin Cummings